UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 20, 2016 (September 16, 2016)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On September 16, 2016, Wheeler Real Estate Investment Trust, Inc. a Maryland corporation (the “Company”), and its operating partnership, Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Compass Point Research & Trading, LLC (“Compass Point”), as representative of the several underwriters named in Schedule A attached to the Underwriting Agreement (the “Underwriters”), in connection with the public offering (the “Offering”) by the Company of 1,600,000 shares (the “Firm Shares”) of Series D Cumulative Convertible Preferred Stock, without par value, of the Company (the “Series D Preferred Stock”).

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an overallotment option (the “Overallotment Option”), exercisable for 30 days from the date of the Company’s final prospectus supplement dated September 16, 2016, to purchase up to 240,000 additional shares of the Series D Preferred Stock (the “Additional Shares” and, together with the Firm Shares, the “Shares”) at the Offering Price (as defined below), less underwriting discounts and commissions.

The Underwriters offered the Shares to the public at a liquidation preference of $25.00 per Share (the “Offering Price”).

Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Haneberg Hurlbert PLC relating to the legality of the issuance and sale of the Firm Shares and the Additional Shares is attached as Exhibit 5.1 hereto, and a copy of the opinion of Williams Mullen with respect to tax matters concerning the Firm Shares and the Additional Shares is attached as Exhibit 8.1 hereto.

Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On September 16, 2016, in connection with the Offering, the Company entered into an Amendment to the Amended and Restated Agreement of Limited Partnership (the “LP Amendment”) of the Operating Partnership. The LP Amendment provides, among other things, for the designation of 2,500,000 Series D Cumulative Convertible Preferred Units of the Operating Partnership (the “Series D Preferred Units”), and the issuance of the Series D Preferred Units to the Company in exchange for the contribution by the Company of the net proceeds of the Offering of the Series D Preferred Stock. The Series D Preferred Units will have substantially similar rights and preferences as the Series D Preferred Stock, as described below in Item 5.03.

The foregoing description of the LP Amendment is a summary and is qualified in its entirety by the terms of the LP Amendment, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth below under Item 5.03 of this report is hereby incorporated by reference into this Item 3.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 16, 2016, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 2,500,000 shares of the Company’s authorized but unissued preferred stock, without par value, as shares of the Series D Preferred Stock, with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on September 16, 2016.

Rank. The Series D Preferred Stock will rank, with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up:

•	senior to our common stock, $0.01 par value per share (the “Common Stock”), and to any other class or series of our capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks senior to, or on parity with, the Series D Preferred Stock;

•	on parity with any class or series of our capital stock, the terms of which expressly provide that it ranks on a parity with the Series D Preferred Stock with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up (the “Parity Preferred Stock”), including our Series A Preferred Stock, without par value, and Series B Preferred Stock, without par value (the “Existing Preferred Stock”); and

•	junior to any other class or series of our capital stock, the terms of which expressly provide that it will rank senior to the Series D Preferred Stock, and subject to payment of or provision for our debts and other liabilities.

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to priority of dividend payments, holders of shares of Series D Preferred Stock are entitled to receive cumulative cash dividends on the Series D Preferred Stock when, as and if authorized by our Board of Directors and declared by us from and including the date of original issue or the end of the most recent dividend period for which dividends on the Series D Preferred Stock have been paid, payable quarterly in arrears on each January 15th, April 15th, July 15th and October 15th of each year, commencing on October 15, 2016. From the date of original issue (or from the date of issue of any Series D Preferred Stock issued after September 21, 2016) to, but not including, September 21, 2023, we will pay dividends at the rate of 8.75% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of $ 2.1875 per share) (the “Initial Rate”). Commencing September 21, 2023, we will pay cumulative cash dividends at an annual dividend rate of the Initial Rate increased by 2.0% of the liquidation preference per annum, which will increase by an additional 2.0% of the liquidation preference per annum on each subsequent anniversary thereafter, subject to a maximum annual dividend rate of 14%. The first dividend payable on an issuance of Series D Preferred Stock will be a pro rata dividend from and including the original issue date to and including the end of that fiscal quarter.

Dividends will accrue and be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series D Preferred Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid, or if no dividends have been paid, from the date of original issue. Dividends on the Series D Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our Board of Directors or declared by us. Accrued dividends on the Series D Preferred Stock will not bear interest.

Subject to the cure provisions described below, a default period (“Default Period”) with respect to the Series D Preferred Stock will commence on a date that we fail to deposit sufficient funds for the payment of dividends as required in connection with a dividend payment date or date of redemption. A Default Period will end on the business day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and any unpaid redemption price has been deposited irrevocably in trust in same-day funds with our transfer agent, in its capacity as redemption and paying agent (the “Redemption and Paying Agent”). The applicable dividend rate for each day during the Default Period will be equal to the then-current dividend rate plus 2.0% of the $25.00 stated liquidation preference, or $0.50 per annum.

No Default Period will be deemed to commence if the amount of any dividend or any redemption price due (if such default is not solely due to our willful failure) is deposited irrevocably in trust, in same-day funds with the Redemption and Paying Agent by 12:00 noon, New York City time, on a business day that is not later than three business days after the applicable dividend payment date or redemption date.

Liquidation Preference. If we liquidate, dissolve or wind up, holders of shares of the Series D Preferred Stock will have the right to receive $25.00 per share of the Series D Preferred Stock, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, before any distribution or payment is made to holders of our Common Stock and any other class or series of capital stock ranking junior to the Series D Preferred Stock as to rights upon our liquidation, dissolution or winding up.

The rights of holders of shares of the Series D Preferred Stock to receive their liquidation preference are subject to the proportionate rights of holders of shares of the Existing Preferred Stock and any other class or series of our capital stock ranking on parity with the Series D Preferred Stock as to rights upon our liquidation, dissolution or winding up, junior to the rights of any class or series of our capital stock expressly designated as having liquidation preferences ranking senior to the Series D Preferred Stock, and subject to payment of or provision for our debts and other liabilities.

Voluntary Conversion. The Series D Preferred Stock is convertible, in whole or in part, at any time, at the option of the holder thereof, into authorized but previously unissued Common Stock at a conversion price of $ 2.12 per share of Common Stock, subject to adjustment as described below.

Conversion of Series D Preferred Stock or a specified portion thereof, may be effected by delivering such shares, together with written notice of conversion and other required documentation, to the office or agency to be maintained by us for that purpose. Currently, such office is Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021. Computershare is the transfer agent, registrar, dividend disbursing agent and conversion agent for the Series D Preferred Stock.

Each conversion will be deemed to have been effected on the date immediately following the next record date for a Series D Preferred Stock dividend payment after which written notice of conversion and other required documentation for conversion of Series D Preferred Stock shall have been surrendered and notice shall have been received by us as described above (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by us as described below) and the conversion shall be at the conversion price in effect at such time and on such date.

Fractional shares of Common Stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment based on the closing price of the Common Stock on the trading day immediately preceding the conversion date.

Conversion Price Adjustments. The conversion price is subject to adjustment upon certain events, including (i) the payment of dividends (and other distributions) payable in Common Stock on any class or series of capital stock, (ii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock at a price per share less than the Market Price (as defined below) per share of Common Stock, (iii) subdivisions, combinations and reclassifications of Common Stock and (iv) distributions to all holders of Common Stock of any shares of stock (excluding Common Stock) or evidence of our indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash). The term “Market Price” on any date means the Closing Price (as defined below) for our Common Stock on such date. The “Closing Price” on any date means the last sale price for our Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for our Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market or, if our Common Stock is not listed or admitted to trading on the Nasdaq Stock Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which our Common Stock is listed or admitted to trading or, if our Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system on which our Common Stock is quoted, or if our Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in our Common Stock selected by our Board of Directors or, in the event that no trading price is available for our Common Stock, the fair market value of our Common Stock, as determined in good faith by our Board of Directors. In addition to the foregoing adjustments, we will be permitted to make such reduction in the conversion price as our Board of Directors considers to be advisable in order that any event treated for federal income tax purposes as a dividend of shares or share rights will not be taxable to the holders of our Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

In case we shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of our Common Stock or sale of all or substantially all of our assets), in each case as a result of which shares of Common Stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series D Preferred Stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of capital stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Common Stock or fraction thereof into which one share of Series D Preferred Stock was convertible immediately prior to such transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share of Common Stock the kind and amount of capital stock, securities or other property received per share of Common Stock by a plurality of non-electing shares of common stock). We may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

No adjustment of the conversion price is required to be made unless such adjustment would require a cumulative increase or decrease of at least 1% or more of the conversion price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments; provided, however, that any such adjustments will be made not later than such time as may be required to preserve the tax-free nature of a distribution to the holders of our Common Stock. The conversion price will not be adjusted:

•	upon the issuance of any Common Stock or rights to acquire Common Stock pursuant to any present or future employee, director or consultant incentive or benefit plan or program for us or any of our subsidiaries;

•	upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Common Stock under any plan;

•	for a change in the par value of our Common Stock; or

•	for accumulated and unpaid dividends.

Redemption at Option of Holders. Commencing on September 21, 2023, the holders of the Series D Preferred Stock may, at their option, elect to cause us to redeem their shares at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, if any, to and including the redemption date, in cash or in shares of our Common Stock, or any combination thereof at our option; provided, a holder shall not have any right of redemption with respect to any shares of Series D Preferred Stock being called for redemption pursuant to our optional redemption, our special optional redemption, or our mandatory redemption for asset coverage, each as described below, to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.

Such redemptions of Series D Preferred Stock shall be payable either in cash, or in shares of our Common Stock, or any combination thereof, at our option. If we elect to redeem some or all of the Series D Preferred Stock held by such redeeming holder in shares of our Common Stock, the number of shares of our Common Stock to be issued per share of Series D Preferred Stock will be equal to the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus an amount equal to all accrued and unpaid dividends to and including the redemption date (unless the redemption date is after a record date for a Series D Preferred Stock dividend payment and prior to the corresponding Series D Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend payment will be included in this sum) by (ii) the Common Stock Price (as defined below). Upon the redemption of Series D Preferred Stock for shares of our Common Stock, we will not issue fractional shares of our Common Stock but will instead pay the cash value of such fractional shares.

The “Common Stock Price” will be (x) the volume weighted average of the closing sales price per share of our Common Stock (or, if no closing sale price is reported, the volume weighted average of the closing bid and ask prices or, if more than one in either case, the volume weighted average of the volume weighted average closing bid and the volume weighted average closing ask prices) for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date, as defined below, as reported on the Nasdaq Capital Market or the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten (10) consecutive trading days immediately preceding, but not including, the Holder Redemption Date (as defined below), if our Common Stock is not then listed for trading on a U.S. securities exchange. The Holder Redemption Date will be (i) the 5th day of the month following the holder’s notice to redeem if such notice occurs on or before the 25th day of the month, or (ii) the 5th day of the second month following the holder’s notice to redeem if the holder’s notice occurs after the 25th day of the month.

Mandatory Redemption for Asset Coverage. If we fail to maintain asset coverage of at least 200% calculated by determining the percentage value of (1) our total assets plus accumulated depreciation minus our total liabilities and indebtedness as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States (exclusive of the book value of any Redeemable and Term Preferred Stock (as defined below)), over (2) the aggregate liquidation preference, plus an amount equal to all accrued and unpaid dividends, of outstanding shares of our Series D Preferred Stock and any outstanding shares of term preferred stock or preferred stock providing for a fixed mandatory redemption date or maturity date (“Redeemable and Term Preferred Stock”) on the last business day of any calendar quarter, or the Asset Coverage Ratio, and such failure is not cured by the close of business on the date that is 30 calendar days following the filing date of our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, for that quarter, or the Asset Coverage Cure Date, then we will be required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of Redeemable and Term Preferred Stock, which may include Series D Preferred Stock, at least equal to the lesser of (i) the minimum number of shares of Redeemable and Term Preferred Stock that will result in us having a coverage ratio of at least 200% and (ii) the maximum number of shares of Redeemable and Term Preferred Stock that can be redeemed solely out of funds legally available for such redemption. In connection with any redemption for failure to maintain the Asset Coverage Ratio, we may, in our sole option, redeem any shares of Redeemable and Term Preferred Stock we select, including on a non-pro rata basis. We may elect not to redeem any Series D Preferred Stock to cure such failure as long as we cure our failure to meet the Asset Coverage Ratio by or on the Asset Coverage Cure Date.

If shares of Series D Preferred Stock are to be redeemed for failure to maintain the Asset Coverage Ratio, such shares will be redeemed solely in cash at a redemption price equal to $25.00 per share plus an amount equal to all accrued but unpaid dividends, if any, on such shares (whether or not declared) to and including the redemption date.

Optional Redemption by the Company. Generally, we may not redeem the Series D Preferred Stock prior to September 21, 2021, except in limited circumstances relating to maintaining our qualification as a REIT, complying with our Asset Coverage Ratio, and the special optional redemption provision described below. On and after September 21, 2021, we may, at our option, redeem the Series D Preferred Stock in whole or in part, at any time or from time to time, solely for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared), if any, to and including the redemption date. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control/Delisting (as defined below), we may, at our option, redeem the Series D Preferred Stock in whole or in part within 120 days after the first date on which such Change of Control/Delisting occurred, solely in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date.

A “Change of Control/Delisting” is when, after the original issuance of the Series D Preferred Stock, any of the following has occurred and is continuing:

•	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors, with the exception of the formation of a holding company;

•

consummation of any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which our Common Stock will be converted into cash, securities or other property, other than any such transaction where the shares of our Common Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

•	any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the Company’s subsidiaries;

•	our stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

•	our Common Stock ceases to be listed or quoted on a national securities exchange in the United States; or

•	Continuing Directors (as defined below) cease to constitute at least a majority of our Board of Directors.

The term “Continuing Director” means a director who either was a member of our Board of Directors on September 21, 2016 or who becomes a member of our Board of Directors subsequent to that date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the Continuing Directors on our Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of the Board of Directors in which such individual is named as a nominee for director.

Redemption at Option of Holders Upon a Change of Control/Delisting. If a Change of Control/Delisting occurs at any time the Series D Preferred Stock is outstanding, then each holder of shares of Series D Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series D Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery of notice of the occurrence of such Change of Control/Delisting and of the redemption right at the option of the holders arising as a result thereof, at a redemption price equal to 100% of the liquidation preference of $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including such date; provided, a holder shall not have any right of redemption with respect to any shares of Series D Preferred Stock being called for redemption pursuant to our optional redemption as described under “Optional Redemption by the Company,” our special optional redemption as described under “Special Optional Redemption,” or our requirement to redeem described under “Mandatory Redemption for Asset Coverage,” to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the holder’s notice to redeem.

Limited Voting Rights. Holders of shares of the Series D Preferred Stock will generally have no voting rights. However, if dividends on the Series D Preferred Stock are in arrears for each of six or more consecutive quarterly periods, the number of directors on our Board of Directors will automatically be increased by two, and holders of shares of the Series D Preferred Stock and the holders of all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 20% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our Board of Directors (the “Series D Preferred Directors”), until all accrued and unpaid dividends with respect to the Series D Preferred Stock and the Parity Preferred Stock, if any, have been paid or declared and a sum sufficient for the payment thereof set apart for payment. The Series D Preferred Directors will be elected by a plurality of the votes cast in the election. For the avoidance of doubt, the Board of Directors shall not be permitted to fill the vacancies on the Board of Directors as a result of the failure of 20% of the holders of Series D Preferred Stock and Parity Preferred Stock to deliver such written request for the election of the Series D Preferred Directors.

So long as any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred (voting together as a single class), authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, amend, alter or repeal our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that with respect to any such amendment, alteration or repeal that equally affects the terms of the Series D Preferred Stock and the Parity Preferred Stock upon which like voting rights have been conferred, the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and the Parity Preferred Stock (voting together as a single class) shall be required. Furthermore, if holders of shares of the Series D Preferred Stock will receive the greater of the full trading price of the Series D Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above or pursuant to a special optional redemption by us or a redemption at the option of the holder upon a Change of Control/Delisting, then such holders shall not have any voting rights with respect to the events set forth above.

In addition, and in circumstances other than the voting issues addressed in the paragraph above, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal, with any such amendment requiring the affirmative vote or consent of holders of two-thirds of the Series D Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that equally affects the terms of the Series D Preferred Stock and the Parity Preferred Stock upon which like voting rights have been conferred, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock and the Parity Preferred Stock (voting together as a single class) also will have the exclusive right to vote on any amendment, alteration or repeal of our charter, including the terms of the Series D Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. Holders of shares of Series D Preferred Stock will not be entitled to vote with respect to any issuance or increase in the total number of authorized shares of our Common Stock or preferred stock, any issuance or increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03. The new specimen stock certificate for the Series D Preferred Stock is filed as Exhibit 4.1 to the Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 16, 2016, among Wheeler Real Estate Investment Trust, Inc., Wheeler REIT, L.P. and Compass Point Research & Trading, LLC, as the representative of the several underwriters named therein.

3.1	Articles Supplementary of Wheeler Real Estate Investment Trust, Inc., dated September 16, 2016.

4.1	Form of Series D Preferred Stock Certificate of Wheeler Real Estate Investment Trust, Inc.

5.1	Opinion of Haneberg Hurlbert PLC regarding the legality of the shares.

8.1	Opinion of Williams Mullen with respect to certain tax matters.

10.1	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. designating Series D Cumulative Convertible Preferred Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: September 20, 2016

EXHIBIT INDEX

Number	Description of Exhibit
1.1	Underwriting Agreement, dated September 16, 2016, among Wheeler Real Estate Investment Trust, Inc., Wheeler REIT, L.P. and Compass Point Research & Trading, LLC, as the representative of the several underwriters named therein.

3.1	Articles Supplementary of Wheeler Real Estate Investment Trust, Inc., dated September 16, 2016.

4.1	Form of Series D Preferred Stock Certificate of Wheeler Real Estate Investment Trust, Inc.

5.1	Opinion of Haneberg Hurlbert PLC regarding the legality of the shares.

8.1	Opinion of Williams Mullen with respect to certain tax matters.

10.1	Amendment to the Amended and Restated Agreement of Limited Partnership of Wheeler REIT, L.P. designating Series D Cumulative Convertible Preferred Units.